UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 19, 2013

Medytox Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54346	54-2156042
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2013, the Board of Directors (the "Board") of Medytox Solutions, Inc. (the "Company"), pursuant to the Company's bylaws, increased the size of the Board from one member to three and appointed Christopher E. Diamantis and Benjamin Frank to fill the vacancies created by the increase, effective April 24, 2013.

Christopher E. Diamantis, 42, has served since 1999, as Chairman and Chief Executive Officer of Integrated Financial Settlements, Inc., a structured settlement consulting firm in Tallahassee, Florida.  He also has been, since April 2000, a director and managing partner of the Gabor Agency, Inc., a 63-year old Florida-based company specializing in investment and insurance planning for public employees and universities.  Since 2007, Mr. Diamantis has been Chairman of Pro Bank Financial Holding Company, the parent of Pro Bank, a community bank in Tallahassee, Florida.  He also has served, since 2011, as a director of Esquire Bank, a full-service, federally chartered savings bank in New York City.  In addition, since 2007, Mr. Diamantis has been a director and partner in Counsel Financial Services, Inc., a specialty financial firm catering to the needs of the legal community and the largest non-bank lender to law firms in the United States.  Mr. Diamantis graduated cum laude from Florida State University in 1990 with a BS degree in Finance.  He is a past member of the Board of Governors of the Florida State University College of Business and past president of the National Structured Settlements Trade Association.

Benjamin Frank, 79, is a retired lawyer and businessman, with particular experience in healthcare, foreign trade, retail, business development and government.  After practicing as an attorney, from 1962 t0 1966 to he was a Senior Vice President and member of the Board of Directors of Allied Stores Corporation, which owned department stores and specialty stores, including Jordan Marsh, Brooks Brothers, Ann Taylor and others.  He also served, from 1971 to 1987, as a Vice President and Trustee of North Shore University Hospital, currently North Shore University Hospital, Long Island Jewish Hospital System.  Mr. Frank was appointed in February 2009 by former Florida governor Charlie Crist to the Board of the Health Care District of Palm Beach County and he served as Chair of the Board from October 2011 to February 2013.

Mr. Frank has managed and chaired several political campaigns, transition teams, task forces and committees involving federal, state and county governments.  He served as a member of Governor Rockefeller's administration in New York State.  President Reagan in 1980 selected Mr. Frank to Chair a special Transition Advisory Group focused on the revitalization of American cities.  President Reagan also appointed him to two terms on his Advisory Committee for Trade Negotiations, in connection with which Mr. Frank chaired the committee that advised the President's administration in negotiating the first Free Trade Agreement with Canada.   Mr. Frank earned a BS degree from Boston University and a JD from New York University School of Law.

The Company granted to each of Mr. Diamantis and Mr. Frank (i) options to purchase 100,000 shares of common stock, exercisable at $2.50 a share for 48 months, (ii) options to purchase 50,000 shares of common stock, exercisable at $2.50 a share commencing 12 months after the date of grant through 48 months after the date of grant, (iii) options to purchase 100,000 shares of common stock, exercisable at $5.00 a share for 48 months, and (iv) options to purchase 50,000 shares of common stock, exercisable at $5.00 a share commencing 12 months after the date of grant through 48 months after the date of grant.  In each case (except in the case of death or disability), the options are exercisable only so long as Mr. Diamantis or Mr. Frank, as the case may be, are then serving as directors.

The foregoing is qualified in its entirety by reference to (i) the Option Agreement between the Company and Mr. Diamantis, a copy of which is filed herewith as Exhibit 10.1, and (ii) the Option Agreement between the Company and Mr. Frank, a copy of which is filed herewith as Exhibit 10.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Option Agreement, effective as of April 19, 2013, between Christopher E. Diamantis and Medytox Solutions, Inc.
10.2	Option Agreement, effective as of April 19, 2013, between Benjamin Frank and Medytox Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 25, 2013

MEDYTOX SOLUTIONS, INC.

/s/ William G. Forhan

William G. Forhan,
CEO and Chairman
(principal executive officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Option Agreement, effective as of April 19, 2013, between Christopher E. Diamantis and Medytox Solutions, Inc.
10.2	Option Agreement, effective as of April 19, 2013, between Benjamin Frank and Medytox Solutions, Inc.

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